                                                                  Exhibit (n)(i)


[Sutherland Asbill & Brennan LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Zenith Flexible Life 2002, issued through the New England Variable Life Separate Account (File No. 333-73676). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       SUTHERLAND ASBILL & BRENNAN LLP

                                       By:   /s/ Stephen E. Roth
                                          ----------------------------
                                             Stephen E. Roth

Washington, D.C.
September 5, 2003